Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of January 29, 2010 by and among

TOPS MARKETS, LLC, a New York limited liability company, for itself and as agent (in such capacity, the “Lead Borrower”) for the Borrowers named herein;

The BORROWERS party hereto;

The GUARANTORS party hereto;

The LENDERS party to the Credit Agreement referred to below; and

BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders (as defined below, the “Lenders”);

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Administrative Agent, and the Collateral Agent, among others, have entered into a certain Credit Agreement dated as of October 9, 2009 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, the Lead Borrower has informed the Administrative Agent that the Borrower intends to acquire certain assets of The Penn Traffic Company pursuant to an Asset Purchase Agreement to be entered into by and among the Lead Borrower, as Buyer, and The Penn Traffic Company, as Seller (the “Penn Traffic Acquisition”); and

WHEREAS, in connection with the Penn Traffic Acquisition, the Borrowers have requested that the Agents and the Lenders (i) increase the Aggregate Commitments under the Credit Agreement to $100,000,000 and (ii) establish a term loan facility under the Credit Agreement in the amount of $11,000,000; and

WHEREAS, the parties to the Credit Agreement desire to modify certain other provisions of the Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.             Incorporation of Terms and Conditions of Credit Agreement.   All of the terms and conditions of the Credit Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference.  All capitalized terms not otherwise defined herein shall have the same meanings as in the Credit Agreement, as applicable.

2.             Representations and Warranties.  Each Loan Party hereby represents and warrants that as of the First Amendment Effective Date, after giving effect to this Amendment, the Penn Traffic Acquisition and the transactions contemplated hereby (including, without limitation, the making of the Term Loan on the First Amendment Effective Date), (i) no Default or Event of Default by the Loan Parties exists under the Credit Agreement or under any other Loan Document, and (ii) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects).

3.             Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

a.             Amendments to Article I.  The provisions of Section 1.01 of the Credit Agreement are hereby amended as follows:

i.              The definition of “Accelerated Borrowing Base Delivery Event” is hereby deleted in its entirety and the following substituted in its stead:

“Accelerated Borrowing Base Delivery Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) (x) for the sixty (60) days following the First Amendment Effective Date, the failure of the Borrowers to maintain Availability at least equal to fifteen (15%) percent of the Loan Cap at the End of any Business Day, and (y) thereafter, the failure of the Borrowers to maintain Availability at least equal to twenty (20%) percent of the Loan Cap at the End of any Business Day.   For purposes of this Agreement, the occurrence of an Accelerated Borrowing Base Delivery Event shall be deemed continuing at the Administrative Agent’s option (i) so long as such Event of Default has not been waived, and/or (ii) if the Accelerated Borrowing Base Delivery Event arises as a result of the Borrowers’ failure to maintain Availability as required hereunder, until Availability has exceeded the amounts required pursuant to clauses (ii)(x) or (y) above, as applicable, at the End of each calendar day for sixty (60) consecutive calendar days, in which case an Accelerated Borrowing Base Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement.

ii.             The definition of “Aggregate Commitments” is hereby deleted in its entirety and the following substituted in its stead:

“Aggregate Commitments” means the Commitments of all of the Lenders. As of the First Amendment Effective Date, the Aggregate Commitments

shall be $100,000,000, as such amount may be increased, decreased or otherwise modified pursuant to the terms of this Agreement.

iii.            The definition of “Borrowing” is hereby deleted in its entirety and the following substituted in its stead:

“Borrowing” means a Committed Borrowing, a Swing Line Borrowing, or the borrowing of the Term Loan, as the context may require.

iv.            The definition of “Borrowing Base” is hereby deleted in its entirety and the following substituted in its stead:

“Borrowing Base” means the sum of the Revolving Facility Borrowing Base plus the Term Loan Borrowing Base; provided that any assets acquired pursuant to the Penn Traffic Acquisition and otherwise eligible for inclusion in the Borrowing Base shall be included therein notwithstanding the fact that they have not been appraised by the Agent and a commercial finance examination has not been completed with respect thereto; provided, further, that the Appraised Value of any Inventory acquired in the Penn Traffic Acquisition shall be determined based on the existing appraised value of such Inventory until a subsequent appraisal is completed by the Agent.

v.             The definition of “Cash Dominion Event” is hereby deleted in its entirety and the following substituted in its stead:

“Cash Dominion Event” means (a) the occurrence and continuance of any Event of Default, or (b) (x) for the sixty (60) days following the First Amendment Effective Date, the failure of the Borrowers to maintain Availability equal to or greater than fifteen (15%) percent of the Loan Cap at the End of any five (5) consecutive Business Days, and (y) thereafter, (i) the failure of the Borrowers to maintain Availability equal to or greater than twenty (20%) percent of the Loan Cap at the End of any five (5) consecutive Business Days or (ii) the failure of the Borrowers to maintain Availability equal to or greater than sixteen (16%) percent of the Loan Cap at the End of each Business Day.  For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing at the Administrative Agent’s option (i) so long as such Event of Default has not been waived, and/or (ii) if such Cash Dominion Event arises as a result of the Borrowers’ failure to maintain Availability as required pursuant to clause (b) hereunder, until Availability has exceeded the amounts required pursuant to clause (b)(x) or (y), as applicable, at the End of each calendar day for sixty (60) consecutive calendar days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability at the end of each calendar day exceeds the required amount for sixty (60) consecutive calendar days) at all times after a Cash Dominion Event has occurred and been discontinued on four (4) occasion(s) after the Closing Date.  The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise.

vi.            The definition of “Covenant Compliance Event” is hereby deleted in its entirety and the following substituted in its stead:

“Covenant Compliance Event” means either (a) that an Event of Default has occurred and is continuing or (b) Availability is less than or equal to fifteen (15%) percent of the Loan Cap (i) on any Business Day at the time a Committed Loan Request is made, or (ii) if no Committed Loan Request is made on such day, the End of that Business Day.  For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing at the Administrative Agent’s option (a) so long as such Event of Default has not been waived, and/or (b) if the Covenant Compliance Event arises as a result of the Borrowers’ failure to maintain Availability as required hereunder, until Availability has exceeded fifteen (15%) percent of the Loan Cap for sixty (60) consecutive calendar days, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement.  The termination of a Covenant Compliance as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Covenant Compliance Event in the event that the conditions set forth in this definition again arise.

vii.           The definition of “Eligible Trade Receivables” is hereby amended to add “Notwithstanding anything to the contrary herein, Eligible Trade Receivables shall include wholesale receivables to the extent that such wholesale receivables are not otherwise ineligible by virtue of any of the foregoing clauses (a) through (s).” as the last sentence.

viii.          The definition of “Interest Payment Date” is hereby amended by adding “or the Term Loan Maturity Date, as applicable” after the words “Maturity Date” in each of clause (a) and (b) thereof.

ix.            Clause (c) of the definition of “Interest Period” is hereby amended by adding “or the Term Loan Maturity Date, as applicable” after the words “Maturity Date”.

x.             The definition of “Lender” is hereby deleted in its entirety and the following substituted in its stead:

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender and the Term Lenders.

xi.            The definition of “Loan” is hereby deleted in its entirety and the following substituted in its stead:

“Loan” means (i) an extension of credit by a Lender to any Borrower under Article II in the form of a Committed Loan or a Swing Line Loan or (ii) an extension of credit by a Term Lender to the Borrowers under Article II in the form of the Term Loan, as applicable.

xii.           The definition of “Loan Cap” is hereby deleted in its entirety and the following substituted in its stead:

“Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Commitments plus the then outstanding amount of the Term Loan or (b) the Borrowing Base.

xiii.          The definition of “Material Indebtedness” is hereby amended by adding “and the Bridge Financing” after “the Senior Notes Documents” in clause (a) thereof.

xiv.          The definition of “Note” is hereby deleted in its entirety and the following substituted in its stead:

“Note” means a promissory note made by the Borrowers in favor of (i) a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit C, or (ii) a Term Lender evidencing that portion of the Term Loan made by such Term Lender, substantially in the form of Exhibit C-1, as applicable, in each case as the same may be amended, supplemented or modified from time to time.

xv.           The definition of “Outstanding Amount” is hereby deleted in its entirety and the following substituted in its stead:

“Outstanding Amount” means: (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed

Amounts; and (iii) with respect to the Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the Term Loan occurring on such date.

xvi.          The lead-in language in the definition of “Permitted Acquisition” is hereby amended by relettering clause (ii) thereof as clause (iii) and by adding the following new clause (ii) thereto:

“(ii) the Penn Traffic Acquisition,”

xvii.         The definition of “Permitted Dispositions” is hereby amended by relettering clause (v) as clause (w) and by adding the following new clause (v) thereto:

“(v)         the Disposition or liquidation of a portion of the Stores (including bulk sales of Inventory and other related assets located in such stores) acquired pursuant to the Penn Traffic Acquisition as is agreed between the Administrative Agent and the Lead Borrower; provided that (a) any liquidation consummated in reliance on this clause (v) shall be conducted in accordance with liquidation agreements and by professional liquidators, in each case reasonably acceptable to the Administrative Agent, and (b) to the extent not prohibited by the terms of the Indenture and the Intercreditor Agreement, all proceeds realized from any Disposition or liquidation consummated in reliance on this clause (v) shall be paid to the Administrative Agent for application to the Obligations as set forth in Section 2.05(k) hereof; and”

xviii.        The definition of “Permitted Encumbrances” is hereby amended by deleting “and” at the end of clause (v) thereof, by relettering clause (w) as clause (y), by replacing “(a) through (v)” with “(a) through (x)” in such new clause (y), and by adding the following new clauses (w) and (x) thereto:

“(w)        Liens securing Permitted Indebtedness under clause (r) of the definition thereof;

(x)            Liens on the Collateral securing Permitted Indebtedness described in clauses (s) and (t) of the definition thereof and having the priority set forth in the Intercreditor Agreement; and”

xix.           The definition of “Permitted Indebtedness” is hereby amended by deleting “and” at the end of clause (q) thereof, by relettering clause (r) as clause (u), and by adding the following new clauses (r), (s) and (t) thereto:

“(r)          Indebtedness assumed by the Parent or its Subsidiaries pursuant to the Penn Traffic Acquisition Agreement in an amount not to exceed the sum of $5,000,000, plus the amount of all Capital Lease Obligations so assumed;

(s)           Indebtedness arising under the Bridge Financing and any Permitted Additional Pari Passu Obligations all or a portion of the proceeds of which are used to refinance all or a portion of such Bridge Financing (provided that, for the purposes of this clause (s), any such Permitted Additional Pari Passu Obligations permitted pursuant hereto shall not have a maturity which is earlier than the Initial Maturity Date (as defined in the Bridge Financing Loan Agreement);

(t)            Indebtedness in the form of Permitted Additional Pari Passu Obligations incurred to prepay the Term Loan; and”

xx.            The following new definitions are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Bridge Financing” means the bridge loan, rollover loan or exchange notes in the maximum principal amount of $25,000,000 evidenced by the Bridge Financing Loan Documents.

“Bridge Financing Loan Agreement” means the Interim Loan Agreement dated as of January 29, 2010 among Tops Holding Corporation and Tops Markets, LLC, as Borrowers, the Guarantors party thereto, the Lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

“Bridge Financing Loan Documents” means the Bridge Financing Loan Agreement and any other document, instrument or other agreement now or hereafter executed in connection with any of the foregoing, in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with Section 7.12.

“First Amendment” means the First Amendment to this Agreement among the parties hereto.

“First Amendment Effective Date” means the date on which the conditions to effectiveness set out in Section 6 of the First Amendment have been satisfied.

“Penn Traffic Acquisition” means the acquisition of certain assets of The Penn Traffic Company by the Lead Borrower pursuant to the Penn Traffic Acquisition Agreement.

“Penn Traffic Acquisition Agreement” means that certain Asset Purchase Agreement dated on or about January 7, 2010 by and among the Lead Borrower, as Buyer, and the Target, as Seller, without giving effect to any amendment, modification or waiver thereof which the Administrative Agent reasonably determines is materially adverse to the Lenders (unless the Administrative Agent consents to such amendment, modification or waiver, which consent shall not be unreasonably withheld or delayed).

“Revolver Outstandings” means the aggregate Outstanding Amount of all Committed Loans and Swing Line Loans and all L/C Obligations.

“Revolving Facility Borrowing Base” means, at any time of calculation, an amount equal to:

(a)           the face amount of Eligible Credit Card Receivables multiplied by eighty-five percent (85%);

plus

(b)           the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by eighty-five percent (85%) of the Appraised Value of Eligible Inventory; provided that in no event shall the amounts available to be borrowed pursuant to this clause (b) in respect of Eligible Inventory consisting of gasoline, diesel or other petroleum products, together with all amounts available to be borrowed pursuant to clause (b) of the Term Loan Borrowing Base consisting of gasoline, diesel or other petroleum products, exceed One Million Dollars ($1,000,000);

plus

(c)  the face amount of Eligible Health Care Receivables (net of Receivables Reserves) multiplied by eighty-five percent (85%);

plus

(d)  the face amount of Eligible Trade Receivables (net of Receivables Reserves) multiplied by eight-five percent (85%);

plus

(e)   seventy-five percent (75%) of the Appraised Value of Prescription Lists; provided that in no event shall amounts available to be borrowed pursuant to this clause (e), together with amounts available to be borrowed pursuant to clause (e) of the Term Loan Borrowing Base, exceed twenty-five percent (25%) of the Loan Cap;

minus

(f)            the then amount of all Availability Reserves.”

“Target” means The Penn Traffic Company, a Delaware corporation.

“Term Lender” means the Persons identified on Schedule 2.01 hereto as having a Term Loan Commitment, and each assignee that becomes a party to this Agreement with respect to the Term Loan as provided in Section 10.06.

“Term Loan” means, collectively, the loans made by the Term Lenders pursuant to Section 2.01(d).

“Term Loan Advance Rate” means, subject to any further reductions required pursuant to Section 2.05(b) or Section 2.05(g) hereof,  the percentages set forth below for the time periods set forth below:

Period	Term Loan Advance Rate

First Amendment Effective Date through September 30, 2010	10%

October 1, 2010 through January 28, 2011	7.5%

January 29, 2011 and thereafter	0%

“Term Loan Applicable Margin” means the percentages set forth in the pricing grid below:

Term Loan Applicable Margin for LIBO Rate Loans	Term Loan Applicable Margin for Prime Rate Loans
7.50%	6.50%

“Term Loan Borrowing Base” means, at any time of calculation, an amount equal to:

(a)           the face amount of Eligible Credit Card Receivables multiplied by the Term Loan Advance Rate;

plus

(b)           the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the Term Loan Advance Rate multiplied by the Appraised Value of Eligible Inventory; provided that in no event shall the amounts available to be borrowed pursuant to this clause (b) in respect of Eligible Inventory consisting of gasoline, diesel or other petroleum products, together with all amounts available to be borrowed pursuant to clause (b) of the Revolving Facility Borrowing Base consisting of gasoline, diesel or other petroleum products, exceed One Million Dollars ($1,000,000);

plus

(c)    the face amount of Eligible Health Care Receivables (net of Receivables Reserves) multiplied by the Term Loan Advance Rate;

plus

(d)   the face amount of Eligible Trade Receivables (net of Receivables Reserves) multiplied by the Term Loan Advance Rate;

plus

(e)   the Term Loan Advance Rate multiplied by the Appraised Value of Prescription Lists; provided that in no event shall amounts available to be borrowed pursuant to this clause (e), together with amounts available to be borrowed pursuant to clause (e) of the Revolving Facility Borrowing Base, exceed twenty-five percent (25%) of the Loan Cap.

“Term Loan Commitment” means with respect to each Term Lender, the commitment of such Term Lender hereunder set forth as its Term Loan Commitment opposite its name on Schedule 2.01 hereto.  As of the First Amendment Effective Date, the aggregate amount of the Term Loan Commitments is $11,000,000.

“Term Loan Maturity Date” means January 29, 2011.

b.             Amendments to Article II.  The provisions of Article II of the Credit Agreement are hereby amended as follows:

i.              Section 2.01(a) of the Credit Agreement is hereby amended by deleting “Borrowing Base” in clause (y) thereof and by substituting “Revolving Facility Borrowing Base” in its stead.

ii.             Section 2.01(a)(i) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(i)          after giving effect to any Committed Borrowing, (x) the Revolver Outstandings shall not exceed the lesser of (A) the Aggregate Commitments and (b) the Revolving Facility Borrowing Base, and (y) the Total Outstandings shall not exceed the Loan Cap;”

iii.            Section 2.01 of the Credit Agreement is hereby amended by adding the following new clause (d) at the end thereof:

“(d)         Term Loan.  Each Term Lender, severally not jointly, agrees upon the terms and subject to the conditions set forth herein, on the First Amendment Effective Date, to make its pro rata portion of the Term Loan to the Borrowers in a single drawing in an amount equal to such Term Lender’s Term Loan Commitment.  The aggregate outstanding principal amount of the Term Loan shall not at any time exceed the lesser of (i) $11,000,000 (as such amount may be reduced pursuant to Section 2.05(g) below) and (ii) the Term Loan Borrowing Base, as then in effect.  The Term Loan Commitments shall terminate upon the making of the Term Loan on the First Amendment Effective Date.  Any portion of the Term Loan that is repaid may not be reborrowed.  The Term Loan by the Term Lenders shall be made as either a Prime Rate Loan or a LIBO Rate Loan as the Lead Borrower may request subject to and in accordance with Section 2.02.

iv.            Sections 2.02 (a) and 2.02(b) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(a)           Committed Loans (other than Swing Line Loans) and the outstanding portion of the Term Loan shall be either Prime Rate Loans or LIBO Rate Loans, as the Lead Borrower may request subject to and in accordance with this Section 2.02.  All Swing Line Loans shall be only Prime Rate Loans.  Subject to the other provisions of this Section 2.02, Borrowings of more than one Type may be incurred at the same time.

(b)           Each Committed Borrowing, the Borrowing of the Term Loan, each conversion of Committed Loans or of any portion of the Term Loan from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two (2) Business Days prior to the requested date of any Borrowing of, conversion to, or continuation of, LIBO Rate Loans or of any conversion of LIBO Rate Loans to Prime Rate Loans, and (ii) on the date of any Borrowing of Prime Rate Loans.  Each telephonic notice by the Lead Borrower pursuant to this Section 2.02 must be confirmed promptly by delivery to the Administrative Agent of a written Committed

Loan Notice or Conversion/Continuation Notice, as the case may be, appropriately completed and signed by a Responsible Officer of the Lead Borrower.  Each Borrowing of, conversion to, or continuation of, LIBO Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(b), each Borrowing of or conversion to Prime Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) the requested date of the Borrowing (which shall be a Business Day), (ii) the principal amount of Committed Loans to be borrowed, (iii) the Type of Committed Loans to be borrowed, and (iv) if applicable, the duration of the Interest Period with respect thereto.  Each Conversion/Continuation Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a conversion of Committed Loans or a portion of the Term Loan from one Type to the other or a continuation of LIBO Rate Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans or the portion of the Term Loan to be converted or continued, (iv) the Type of Committed Loans or the portion of the Term Loan to which existing Committed Loans or such portion of the Term Loan are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Lead Borrower fails to specify a Type of Committed Loan (or Type of the applicable portion of the Term Loan, as the case may be) in a Committed Loan Notice or if the Lead Borrower fails to give a timely notice of a conversion or continuation in a Conversion/Continuation Notice, then the applicable Committed Loans or applicable portion of the Term Loan shall be made as, or converted to, Prime Rate Loans.  Any such automatic conversion to Prime Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBO Rate Loans.  If the Lead Borrower requests a Borrowing of LIBO Rate Loans in any such Committed Loan Notice or a conversion to, or continuation of, LIBO Rate Loans in a Conversion/Continuation Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a LIBO Rate Loan.”

v.             Section 2.02(g) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(g)         After giving effect to all Borrowings, all conversions of Committed Loans and any portion of the Term Loan from one Type to the other, and all continuations of Committed Loans or any portion of the Term Loan as the same Type, there shall not be more than four (4) Interest Periods in effect with respect to LIBO Rate Loans.”

vi.            Section 2.02(h) of the Credit Agreement is hereby amended by deleting “Section 2.05(c)” therein and by substituting “Section 2.05(d)” in its stead.

vii.           Section 2.03(a)(i)(x) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(x) the Revolver Outstandings shall not exceed the lesser of (A) the Aggregate Commitments and (B) the Revolving Facility Borrowing Base, and the Total Outstandings shall not exceed the Loan Cap,”

viii.          Section 2.04(a)(i) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(i) the Revolver Outstandings shall not exceed the lesser of (A) the Aggregate Commitments and (B) the Revolving Facility Borrowing Base, and the Total Outstandings shall not exceed the Loan Cap, and”

ix.            Section 2.05 of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“2.05       Prepayments.

(a)           The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part, without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two (2) Business Days prior to any date of prepayment of LIBO Rate Loans and (B) on the date of prepayment of Prime Rate Loans; (ii) any prepayment of LIBO Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Prime Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBO Rate Loans, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a LIBO Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)           So long as the Payment Conditions have been satisfied, the Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay the Term Loan in whole or in part, without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two (2) Business Days prior to any date of prepayment of any portion of the Term Loan consisting of LIBO Rate Loans and (B) on the date of prepayment of any portion of the Term Loan consisting of Prime Rate Loans; (ii) any prepayment of any portion of the Term Loan consisting of LIBO Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of any portion of the Term Loan consisting of Prime Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBO Rate Loans, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Term Lender of its receipt of each such notice, and of the amount of such Term Lender’s pro rata share of such prepayment.  If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of any portion of the Term Loan consisting of a LIBO Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the portion of the Term Loan owing to each Term Lender in accordance with its pro rata share of the Term Loan.  The Term Loan Advance Rate shall reduce automatically by 0.91% for each $1,000,000 of the Term Loan so prepaid.  Any such mandatory reduction of the Term Loan Advance Rate shall become effective immediately upon such prepayment, and shall accelerate the time for any scheduled reductions of the Term Loan Advance Rate as set forth in the definition thereof.  Once repaid, no portion of the Term Loan may be reborrowed.

(c)           The Borrowers may, upon irrevocable notice from the Lead Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i)

such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(d)           If for any reason the Revolver Outstandings (determined as of the end of any Business Day) exceed the lesser of the Aggregate Commitments and the Revolving Facility Borrowing Base, as then in effect, the Borrowers shall immediately prepay Committed Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(d) unless, after the prepayment in full of the Committed Loans and Swing Line Loans, the Revolver Outstandings exceed the lesser of the Aggregate Commitments and the Revolving Facility Borrowing Base, as then in effect.

(e)           If for any reason the Total Outstandings (determined as of the end of any Business Day) exceed the Loan Cap, as then in effect, the Borrowers shall immediately prepay Committed Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(e) unless, after the prepayment in full of the Committed Loans and Swing Line Loans, the Total Outstandings exceed the Loan Cap, as then in effect.

(f)            If for any reason, and for so long as, the aggregate amount of the outstanding Term Loan exceeds the lesser of (i) $11,000,000 (as such amount may be reduced pursuant to Section 2.05(g) below) and (ii) the Term Loan Borrowing Base, as then in effect, an Availability Reserve shall be established under the Revolving Facility Borrowing Base in the amount of such excess unless the Borrowers elect to prepay such excess to the extent permitted pursuant to Section 2.05(b) above.

(g)           (i) Upon the issuance of any Senior Notes constituting Permitted Additional Pari Passu Obligations pursuant to the Indenture in an amount in excess of $50,000,000, the Borrowers shall prepay the Term Loan by an amount equal to such excess, and the Term Loan Advance Rate shall reduce automatically by 0.91% for each $1,000,000 of Permitted

Additional Pari Passu Obligations incurred under the Indenture in excess of $50,000,000.  Any such mandatory reduction of the Term Loan Advance Rate shall become effective immediately upon issuance of such Senior Notes, and shall accelerate the time for any scheduled reductions of the Term Loan Advance Rate as set forth in the definition thereof.

(ii)  In addition to the mandatory prepayment provisions set forth in clause (g)(i) above, the Borrowers shall repay the Term Loan in such amounts as will cause the Term Loan to be not more than the following amounts for the periods set forth below:

First Amendment Effective Date through September 30, 2010	$11,000,000

October 1, 2010 through January 28, 2011	$8,250,000

Thereafter	$0

(h)           (i) After the occurrence and during the continuance of a Cash Dominion Event, the Borrowers shall prepay the Loans in accordance with the provisions of Section 6.13(c) hereof, and (ii) after the occurrence and during the continuance of an Event of Default, the Borrowers shall Cash Collateralize the L/C Obligations in accordance with the provisions of Section 8.02 hereof.

(i)            The Borrowers shall prepay the Loans and, after the occurrence and during the continuance of an Event of Default, Cash Collateralize the L/C Obligations in an amount equal to the Net Proceeds (other than, with respect only to the Notes Priority Collateral, that portion of the Net Proceeds (if any) that is then required to be paid to the Note Holders under the Senior Note Documents) received by a Loan Party on account of a Prepayment Event, irrespective of whether or not a Cash Dominion Event then exists and is continuing, which Net Proceeds shall be paid over to the Administrative Agent within two (2) Business Days of receipt (provided that, after the occurrence and during the continuance of a Cash Dominion Event, the Borrowers shall pay such Net Proceeds over to the Administrative Agent immediately upon receipt thereof) and shall be utilized to prepay the Loans in the order of priority set forth in Section 2.05(k).  The application of such Net Proceeds to the Loans shall not reduce the Commitments.  If all Obligations then due are paid, any excess Net Proceeds shall be remitted to the operating account of the Borrowers maintained with the Administrative Agent.

(j)            Prepayments made pursuant to Section 2.05(d) and (unless the Borrower elects to prepay the Term Loan to the extent permitted pursuant to Section 2.05(b)) Section 2.05(e), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Committed Loans, third, shall be used to Cash Collateralize the remaining L/C Obligations, and, fourth, the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Committed Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrowers for use in the ordinary course of its business.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.

(k)           Prepayments made pursuant to Section 2.05(h) and (i), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Committed Loans, third, shall be used to Cash Collateralize the remaining L/C Obligations, fourth, shall be applied ratably to the outstanding Term Loan, and fifth, the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans, Committed Loans and the Term Loan outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrowers for use in the ordinary course of its business.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.

x.             Section 2.06(a) of the Credit Agreement is hereby amended by deleting “Total Outstandings” therein and by substituting “Revolver Outstandings” in its stead.

xi.            Section 2.07 of the Credit Agreement is hereby amended by adding the following clause (c) at the end thereof:

“(c)         To the extent not previously paid, the Borrowers shall repay the outstanding balance of the Term Loan upon the earlier to occur of (i) the Term Loan Maturity Date and (ii) the Termination Date.”

xii.           Section 2.08(a) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

(a)(i)        Subject to the provisions of Section 2.08(b) below, (x) each LIBO Rate Loan which is a Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Margin; (y) each Prime Rate Loan which is a Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Prime Rate plus the Applicable Margin; and (z) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Prime Rate plus the Applicable Margin.

(ii)           Subject to the provisions of Section 2.08(b) below, (x) each portion of the Term Loan which is a LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period plus the Term Loan Applicable Margin; and (y) each portion of the Term Loan which is a Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Prime Rate plus the Term Loan Applicable Margin.

xiii.          Section 2.09(a) of the Credit Agreement is amended by adding “plus the then outstanding principal balance of the Term Loan” after the words “the Aggregate Commitments” in the first sentence thereof.

xiv.          Section 2.14(a) of the Credit Agreement is hereby amended by adding “but excluding the Term Loan” at the end of the first parenthetical therein.

xv.           A new Section 2.16 is hereby added to the Credit Agreement as follows:

“2.16     First Amendment.  For the avoidance of doubt, the First Amendment shall not be deemed to have been effected in reliance on Section 2.15 hereof.”

c.             Amendment to Article V.  Article V of the Credit Agreement is hereby amended by deleting the second sentence of Section 5.18 in its entirety and by substituting the following in its stead:

“Except as set forth on Schedule 5.18, or to the extent that the Administrative Agent has been notified in accordance with Section 6.03(g) (or will be notified within the time period permitted by Section 6.03(g)), no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement.”

d.             Amendment to Article VI.  Article VI of the Credit Agreement is hereby amended as follows:

i.              Section 6.07(a) of the Credit Agreement is hereby amended by deleting “Section 2.05(f)” therein and by substituting “Section 2.05(k)” in its stead.

ii.             Section 6.07(c) of the Credit Agreement is hereby amended by deleting “Section 2.05(f)” therein and by substituting “Section 2.05(k)” in its stead.

iii.            Section 6.10 of the Credit Agreement is hereby amended by adding the following new sentence at the end of clause (b) thereof:

“In addition to the rights of the Administrative Agent as set forth above, the Administrative Agent shall have the right to conduct an updated appraisal of the Borrowers’ inventory (including, without limitation, the inventory to be acquired pursuant to the Penn Traffic Acquisition) and an updated commercial finance examination of the Borrowers, in each case to be commenced within thirty (30) days after the First Amendment Effective Date and in each case at the Loan Parties’ expense.”

iv.            Section 6.11 of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“Section 6.11         Use of Proceeds.  Use the proceeds of the Credit Extensions (a) to refinance the Indebtedness of the Lead Borrower and its Subsidiaries under the Existing Credit Agreements, (b) to finance transaction fees and expenses related hereto and to the Penn Traffic Acquisition, (c) to finance the acquisition of working capital assets of the Borrowers, including the purchase of Inventory and Equipment, in each case in the ordinary course of business and in connection with the Penn Traffic Acquisition, (d) to finance Capital Expenditures of the Borrowers, and (e) for general corporate purposes of the Loan Parties, in each case to the extent permitted under applicable Law and the Loan Documents.”

v.             Section 6.13(e) of the Credit Agreement is hereby amended by deleting “Section 2.05(f)” therein and by substituting “Section 2.05(k)” in its stead.

e.             Amendments to Article VII.  Article VII of the Credit Agreement is hereby amended as follows:

i.              Section 7.06 of the Credit Agreement is hereby amended by adding “provided that, no such Restricted Payments shall be permitted under this clause at any time while the Term Loan is outstanding” at the end of each of clauses (e), (f), (g) and (h) thereof.

ii.             Section 7.07 of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“7.07       Repayments and Prepayments of Indebtedness.  Repay, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness (other than the Obligations), or make any payment in violation of any subordination terms of any Subordinated Indebtedness, except (a) as long as no Default or Event of Default then exists or would arise therefrom, regularly scheduled repayments, repurchases, redemptions or defeasances of interest on account of Permitted Indebtedness, (b) as long as no Default or Event of Default then exists or would arise therefrom, regularly scheduled repayments, repurchases, redemptions or defeasances of principal on account of the Bridge Financing other than from proceeds of Committed Loans, (c) regularly scheduled repayments, repurchases, redemptions or defeasances of principal on account of the Bridge Financing from proceeds of Committed Loans as long as the Payment Conditions are satisfied, (d) mandatory prepayments of principal and interest on account of the Note Obligations and the Bridge Financing made solely with proceeds of the Notes Priority Collateral, (e) voluntary prepayments, repurchases, redemptions or defeasances of principal and interest on account of Permitted Indebtedness as long as the Payment Conditions are satisfied, (f) Permitted Refinancings of any such Indebtedness, and (g) refinancing of the Bridge Financing with Permitted Additional Pari Passu Obligations as set forth in clause (s) of the definition of Permitted Indebtedness, provided that any such Permitted Additional Pari Passu Obligations used to refinance the Bridge Financing shall not have a maturity which is earlier than the Initial Maturity Date (as defined in the Bridge Financing Loan Agreement).”

iii.                                    Section 7.12 of the Credit Agreement is hereby amended (A) by adding “or the Bridge Financing Loan Documents” at the end of the parenthetical in clause (a) thereof, (B) by adding “or the Bridge Financing Loan Documents” after “Senior Notes Documents” in clause (b) thereof, and by adding the following new sentence at the end thereof:

“Notwithstanding the foregoing, the Loan Parties may amend the Indenture to increase the obligations thereunder by providing for the incurrence of Permitted Additional Pari Passu Obligations under the Indenture pursuant to clauses (s) and (t) of the definition of “Permitted Indebtedness.””

iv.                                   Section 7.15 of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“7.15       Financial Covenants.

(a)           Consolidated Fixed Charge Coverage Ratio.  During the continuance of a Covenant Compliance Event, permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the occurrence of such Covenant Compliance Event and as of the last day of each Fiscal Period thereafter based upon the most recent Measurement Period, to be less than 1.10 to 1.00.

(b)           Availability.  At any time while the Term Loan is outstanding, permit Availability at any time to be less than five (5%) percent of the Loan Cap.”

f.                                         Amendment to Article VIII.  Article VIII of the Credit Agreement is hereby amended as follows:

i.                                          Section 8.01(i) of the Credit Agreement is hereby amended by adding the following at the end of clause (A) thereto:

“plus (3) to the extent assumed by the Lead Borrower or any of its Subsidiaries in connection with the Penn Traffic Acquisition, the Target’s aggregate employer contribution obligation for the year 2011 (but in no event in excess of $3,000,000), with respect to the United Food and Commercial Workers’ Local One Pension Fund, as set forth in the current collective bargaining agreements between the Target and the United Food and Commercial Workers’ District Union Local One,”

ii.                                       Section 8.03 of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“8.03       Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, each in its capacity as such;

Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Lenders, to payment to the Agents of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances;

Fourth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Line Loans;

Fifth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, to payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal of the Swing Line Loans;

Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations (other than the Term Loan), and fees (including Letter of Credit Fees but excluding Early Termination Fees), ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Loans (other than the Term Loan) and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Ninth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loan, ratably among the Term Lenders in proportion to the respective amounts described in this clause Ninth payable to them;

Tenth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loan, ratably among the Term Lenders in proportion to the respective amounts described in this clause Tenth held by them;

Eleventh, to payment of all other Obligations (including, without limitation, the cash collateralization of unliquidated indemnification obligations as provided in Section 10.04 and Early Termination Fees, but excluding any Other Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Eleventh held by them;

Twelfth, to payment of that portion of the Obligations arising from Cash Management Services, ratably among the Credit Parties in proportion to the respective amounts described in this clause Twelfth held by them;

Thirteenth, to payment of all other Obligations arising from Bank Products, ratably among the Credit Parties in proportion to the respective amounts described in this clause Thirteenth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Eighth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

g.                                      Amendments to Article X.  Section 10.01(b) of the Credit Agreement is hereby amended by adding “or the Term Loan Maturity Date, as applicable” after the words “Maturity Date” therein.

4.                                       Amendments to Exhibits.

i.                                          Exhibit F to the Credit Agreement (Borrowing Base Certificate) is hereby deleted in its entirety and Exhibit F attached hereto substituted in its stead.

ii.                                       Exhibit C-1 (Form of Term Note) attached hereto is hereby annexed as Exhibit C-1 to the Credit Agreement.

5.                                       Amendments to Schedules.  Schedule 2.01 to the Credit Agreement (Commitments and Applicable Percentages) is hereby deleted in its entirety and Schedule 2.01 attached hereto substituted in its stead.

6.                                       Conditions to Effectiveness.  This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agents; provided that if such conditions precedent have not been fulfilled on or prior to March 15, 2010, the agreement of the Agent and the Lenders to enter into this Amendment shall be void and of no further force and effect:

a.                                       This Amendment shall have been duly executed and delivered by the Loan Parties and the Lenders, and the Administrative Agent shall have received a fully executed copy hereof.

b.                                      The Administrative Agent shall have received the fully executed Bridge Financing Loan Documents and a Joinder to the Note Security Agreement (as defined in the Intercreditor Agreement), each in the form of the January 29, 2010 drafts of such agreements, without giving effect to any amendment, modification or waiver thereof which the Administrative Agent reasonably determines is materially adverse to the Lenders (unless the Administrative Agent consents to such amendment, modification or waiver, which consent shall not be unreasonably withheld or delayed).

c.                                       The Administrative Agent shall have received a certification by the Loan Parties confirming that the incurrence of Indebtedness pursuant to the Term Loan and the increase in the Aggregate Commitments is permitted under the Indenture.

d.                                      The Administrative Agent shall have received (i)  legal opinions of counsel to the Loan Parties substantially in the form attached as Schedule A hereto and (ii) such customary corporate resolutions, certificates and other corporate documents as the Agents shall reasonably request, including, without limitation, a certificate from the chief financial officer of the Lead Borrower certifying that the Loan Parties, on a consolidated basis after giving effect to the transactions contemplated hereby, are Solvent.

e.                                       The Agents shall have received and be satisfied with detailed financial projections and business assumptions for the Loan Parties and their Subsidiaries on (x) a monthly basis for the twelve month period following the First Amendment Effective Date and (y) on an annual basis, for each fiscal year thereafter through 2012, including, in each case, a consolidated income statement, balance sheet, statement of cash flow and Availability analysis.  The Agents acknowledge that the business plan dated January 3, 2010, as supplemented by the business plan dated January 25, 2010, satisfies the requirements of this clause (e) (provided that any material revisions to such business plan shall be reasonably acceptable to the Agents, whose consent shall not be unreasonably withheld or delayed).

f.                                         All necessary consents and approvals to the Penn Traffic Acquisition as set forth in the January 7, 2010 draft of the Penn Traffic Acquisition Agreement, as amended pursuant to that certain Amendment to Asset Purchase Agreement dated as of January 29, 2010 and that certain Assignment Agreement dated as of January 29, 2010 between Tops Markets, LLC and Tops PT, LLC, without giving effect to any further amendment, modification or waiver thereof which the Administrative Agent reasonably determines is materially adverse to the Lenders (unless the Administrative Agent consents to such further amendment, modification or waiver, which consent shall not be unreasonably withheld or delayed) (such draft and amendment, as further amended, modified or waived in accordance herewith, collectively, the “Specified Draft”) shall have been obtained, including, without limitation, the receipt of all necessary governmental approvals.

g.                                      No Material Adverse Effect shall have occurred with respect to the Loan Parties.

h.                                      The condition precedent set forth in Section 7.2(h) (“Material Adverse Changes”) of the Specified Draft shall have been fulfilled.

i.                                          The consummation of the Penn Traffic Acquisition shall have occurred on the terms set forth in the Specified Draft.

j.                                          The bankruptcy court in the Chapter 11 case of the Target shall have entered an order authorizing the sale of the assets of the Target to the Borrowers in accordance with the terms of the Specified Draft, which order shall be on terms and conditions reasonably satisfactory to the Administrative Agent, and such order shall not have been stayed pending appeal.

k.                                       The Loan Parties shall have paid the fees set forth in that certain Fee Letter dated as of January 7, 2010 by and between the Lead Borrower, Banc of America Securities LLC and the Administrative Agent.

l.                                          Availability on the First Amendment Effective Date, after giving effect to all Credit Extensions made on such date, shall be greater than or equal to $20,000,000.

m.                                    After giving effect to this Amendment and the transactions contemplated hereby (including, without limitation, the making of the Term Loan on the First Amendment Effective Date), no Default or Event of Default shall have occurred and be continuing.

7.                                       Binding Effect.  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

8.                                       Expenses.  The Loan Parties shall reimburse the Agents for all costs, fees and expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees to the extent invoiced three Business Days prior to the First Amendment Effective Date.

9.                                       Multiple Counterparts.   This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

10.                                 Governing Law.  This Amendment shall be construed, governed, and enforced pursuant to the laws of the State of New York.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as a sealed instrument as of the date first above written.

TOPS MARKETS, LLC, as Lead Borrower and as a Borrower

By:	/s/
Name:
Title:

TOPS PT, LLC, as a Borrower

By:	TOPS MARKETS, LLC, as sole member

By:	/s/
Name:
Title:

TOPS HOLDING CORPORATION, as a Guarantor

By:	/s/
Name:
Title:

TOPS GIFT CARD COMPANY, LLC, as a Guarantor

By:	/s/
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent, and as a Lender

By:	/s/ Roger Malouf
Name:	Roger Malouf
Title:	Vice President

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/
Name:
Title:

HSBC BUSINESS CREDIT (USA) INC., as a Lender

By:	/s/
Name:
Title: